                                                                     EXHIBIT 4.5



                      THIS CERTIFICATE IS NOT TRANSFERABLE
                           EXCEPT IN COMPLIANCE WITH
                         APPLICABLE LAW AND SECTION 510
                            OF THE TRUST AGREEMENT.

CERTIFICATE NUMBER                                   NUMBER OF COMMON SECURITIES
         C-____                                            (__________)

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                        PITTSBURGH HOME CAPITAL TRUST I

                            TRUST COMMON SECURITIES
                  (LIQUIDATION AMOUNT $10 PER COMMON SECURITY)


         Pittsburgh Home Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Pittsburgh Home Financial Corp. (the "Holder") is the registered owner of _____________________________________________ (______) common securities of the
Trust, representing beneficial interests of the Trust and designated the Trust Common Securities (liquidation amount $10 per Common Security) (the "Common Securities"). Except as provided in Section 510 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January __, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         By receipt and acceptance of this certificate, the Holder agrees to be bound by the Trust Agreement and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _____ day of January, 1998.

                              PITTSBURGH HOME CAPITAL TRUST I


                              By:
                                      ------------------------------------------
                              Name:   J. Ardie Dillen
                              Title:  Administrative Trustee



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Certificate Number                                Number of Preferred Securities
         P-___                                              _________


                             CUSIP NO. ___________

                  CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                           PITTSBURGH CAPITAL TRUST I

                 ______% CUMULATIVE TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)


         Pittsburgh Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ___________________ (the "Holder") is the registered owner of _________
preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Pittsburgh Home Capital Trust I _____% Cumulative Trust Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January ___, 1998, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, as amended, entered into by Pittsburgh Home Financial Corp., a Pennsylvania corporation, and The Bank of New York, as guarantee trustee, dated as of January __, 1998 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.


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         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust
has executed this certificate this ___ day of January, 1998.

                               PITTSBURGH HOME CAPITAL TRUST I



                               By:
                                        ----------------------------------------
                               Name:    J. Ardie Dillen
                               Title:   Administrative Trustee


         This is one of the Preferred Securities referred to in the Trust Agreement.

Dated:                         THE BANK OF NEW YORK
                               as Trustee



                               By:
                                        ----------------------------------------
                                        Authorized Signatory


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                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Security certificate to:



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        (Insert assignees social security or tax identification number)


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                   (Insert address and zip code of assignee)


and irrevocably appoints

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---------------------------agent to transfer this Security certificate on the books of the Company.  The agent may substitute another to act for him or her.


Date:
     -------------------------------

Signature:
          ----------------------------------------------------------------------
         (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------



-----------------------------

     Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.